Exhibit 99.1
Lennox International announces record sales, net income and EPS for fourth quarter and full-year 2005; quarterly 2005 financial statements restated for futures contracts
     (DALLAS — February 21, 2006) — Lennox International Inc. (NYSE: LII) today announced record sales, net income and earnings per share for the fourth quarter and full-year 2005.
     “2005 was a record-breaking year for Lennox International,” said Bob Schjerven, CEO. “Supported by enhanced operational efficiencies, improved pricing, favorable weather patterns, and sustained strength in the residential new construction market, LII set several key performance records for the year.”
     Sales for full-year 2005 increased 13% to a record $3.4 billion, with all company business segments contributing to the growth. The company reported net income of $151 million, or $2.11 per diluted share. Adjusted income from continuing operations for full-year 2005, as reconciled in the attached reconciliation to U.S. GAAP table, was $130 million, or $1.83 per share, comparing very favorably with $91 million, or $1.39 per share, in 2004.
     LII’s focus on cash flow and debt reduction continued to be very effective. The company generated $227 million in cash from operations and invested $63 million in capital expenditures, resulting in full-year free cash flow of $164 million. LII repurchased $13 million in common stock in the fourth quarter. Total debt of $121 million at the end of 2005 was a reduction of $190 million from the prior year, primarily due to conversion of $144 million in outstanding convertible notes. The company’s debt to capitalization ratio was 13% at December 31, 2005.
     Fourth quarter sales increased 17%, or 18% in constant currencies, to $871 million and net income was $42 million, or $0.55 per share. Adjusted income from continuing operations was $34 million or $0.46 per share, compared to adjusted income from continuing operations of $20 million, or $0.30 per share, in the prior year’s fourth quarter. In addition, the utilization of tax loss carry-forwards and other tax items provided a one-time tax benefit of $4 million that contributed $0.05 to the fourth quarter’s earnings per share.
Accounting for Futures Contracts
     In connection with the completion of year-end procedures related to the accounting for futures contracts for copper and aluminum, the company determined these futures contracts did not qualify for hedge accounting under Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities”, as the company’s documentation did not fully comply with the requirements set forth in the standard. This determination resulted in two different types of adjustments to the company’s financial statements.
     First, the company recorded an unrealized gain of $23 million pre-tax, or $15 million after-tax, to (gains), losses and other expenses for the year ended December 31, 2005. This resulted in an increase in net income of $6 million, or $0.08 per share, in the first quarter 2005; a decrease in net income of $3 million, or $0.05 per share, in the second quarter 2005; and an increase in net income of $6 million, or $0.09 per share, in the third quarter, by releasing amounts previously recorded in the accumulated other comprehensive income (loss) component of stockholders’ equity. The cumulative impact to previously reported earnings for the nine-month period ended September 30, 2005 is an increase of $9 million. A positive impact to net income of $6 million, or $0.08 per share, also resulted in the fourth quarter 2005.
     Second, the company realized pre-tax gains of $17 million related to settled futures contracts in 2005. Of these gains, $9 million was previously included in cost of goods sold for the nine-month period ended September 30, 2005 and was reclassified to (gains), losses and other expenses. The amounts of the reclassifications were $2 million, $3 million, and $4 million for the first, second, and third quarters of 2005, respectively, and had no impact on previously reported net income. For the fourth quarter of 2005, an $8 million gain was recorded in (gains), losses and other expenses.
     These adjustments do not affect the company’s cash flows and, the impact on prior years’ results was not material. A summary of the financial impact on select line items and restated quarterly financial statements for 2005 are included with this release and, accordingly, investors should no longer rely on previously published quarterly financial statements for 2005.
2006 Outlook
     “Our company is truly at a new and very exciting point in our history, and we are focused on continuing the momentum in 2006, “ said Schjerven. “We expect full-year diluted earnings per share will be in the range of $2.00 to $2.10.” As announced earlier this month, LII will close its current operations in Bellevue, Ohio and consolidate manufacturing, distribution, research & development, and administration for Allied Air Enterprises operations in South Carolina, in a phased process expected to be completed by the end of first quarter 2007. As a result, LII expects to incur after-tax restructuring charges of approximately $13 million. The company stated its 2006 guidance assumes this charge will be offset through gains and other positive non-operating items.
     Capital expenditures in 2006 are projected to be approximately $70 million including 13 SEER equipment costs carried over from 2005, the costs for a warehouse as part of the recently announced consolidation program, factory expansion to accommodate continued domestic Commercial Heating & Cooling growth, and IT investments for CRM software and the implementation of SAP in Europe.
Fourth Quarter Segment Performance
     Residential Heating & Cooling segment revenue increased 33% during the quarter to $443 million. While market demand was very strong for cooling equipment in advance of the January 23, 2006 deadline for the new 13 SEER standard, the company also achieved double-digit growth in heating equipment shipments. Segment profit increased 30% to $48 million due to higher volumes and improved pricing. Benefits of $5 million from settled futures contracts were included in (gains), losses and other expenses and not included in segment profit.
     Commercial Heating & Cooling revenue grew 5%, or 7% when adjusted for foreign exchange, to $162 million. Profit declined from $13 million in 2004 to $9 million. Sales and profitability improvements in North America were more than offset by a loss in European operations, due in part to expenses related to organizational changes and the inability to offset cost increases through higher prices. To improve performance in Europe, the management team was strengthened and its organization realigned to a more pan-European structure. Benefits of $1 million from settled futures contracts were included in (gains), losses and other expenses and not included in segment profit.
     Service Experts sales were up 8%, or 7% adjusting for currency fluctuation, to $166 million. The segment posted an operating profit of $6 million for the quarter, or 3.7% of sales, compared with $1 million or 0.6% of sales in the previous year. Service Experts benefited from increased sales, more effective marketing, a leaner cost structure, and strengthened leadership at the center level.
     Refrigeration segment revenue rose 3%, or 4% in constant currencies, led by strong sales growth in the Americas. Segment profit increased 4% to $12 million, due to improved volume and pricing in the Americas and Europe. Benefits of $2 million from settled futures contracts were included in (gains), losses and other expenses and not included in segment profit.
Conference call scheduled
     Lennox International Inc. will hold a conference call to discuss financial results for the fourth quarter and full year 2005 on Tuesday, February 21 at 1:00 p.m. (CST). All interested parties are invited to listen as Bob Schjerven, CEO, and Sue Carter, CFO, comment on the company’s operating results.
     To listen, please call the conference call line at 612-332-0820 ten minutes prior to the scheduled start time and use reservation number 819877. The number of connections for this call is limited. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
     If you are unable to participate in this conference call, a replay will be available from 6:30 p.m. February 21 through February 28, 2006 by dialing 800-475-6701, access code 819877. This call will also be archived on the company’s web site.
     Operating in over 100 countries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII”. Additional information is available at: http://www.lennoxinternational.com or by contacting Bill Moltner, vice president, investor relations, at 972-497-6670.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties including the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather and a decline in new construction activity on the demand for products and services, and the potential impact on operations related to implementation of new NAECA efficiency standards, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Twelve Months Ended December 31, 2005 and 2004
(In millions, except per share data)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)
NET SALES	$870.6	$741.4	$3,366.2	$2,982.7
COST OF GOODS SOLD	585.0	503.3	2,258.2	1,985.2

Gross Profit	285.6	238.1	1,108.0	997.5
OPERATING EXPENSES:
Selling, general and administrative expense	243.0	201.6	902.4	826.1
(Gains), losses and other expenses, net	(18.8)	—	(50.2)	—
Restructuring charge	—	—	2.4	—
Goodwill impairment	—	(0.3)	—	208.0

Operational income (loss) from continuing operations	61.4	36.8	253.4	(36.6)
INTEREST EXPENSE, net	1.0	4.7	15.4	27.2
OTHER (INCOME) EXPENSE	—	(0.2)	3.0	(0.8)

Income (loss) from continuing operations before income taxes and cumulative effect of accounting change	60.4	32.3	235.0	(63.0)
PROVISION FOR INCOME TAXES	18.4	12.5	83.0	30.5

Income (loss) from continuing operations before cumulative effect of accounting change	42.0	19.8	152.0	(93.5)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET	0.1	—	(0.1)	—

Income (loss) from continuing operations	41.9	19.8	152.1	(93.5)
DISCONTINUED OPERATIONS:
Loss from operations of discontinued operations	0.1	9.2	2.0	38.9
Income tax benefit	—	(2.9)	(0.5)	(9.3)
Loss on disposal of discontinued operations	—	9.6	0.1	14.9
Income tax benefit	—	(3.1)	(0.2)	(3.6)

Loss from discontinued operations	0.1	12.8	1.4	40.9

Net income (loss)	$41.8	$7.0	$150.7	$(134.4)

INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
Basic	$0.60	$0.33	$2.37	$(1.56)
Diluted	$0.56	$0.30	$2.13	$(1.56)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE PER SHARE:
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—

INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.60	$0.33	$2.37	$(1.56)
Diluted	$0.56	$0.30	$2.13	$(1.56)

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.01)	$(0.21)	$(0.02)	$(0.68)
Diluted	$(0.01)	$(0.18)	$(0.02)	$(0.68)

NET INCOME (LOSS) PER SHARE:
Basic	$0.59	$0.12	$2.35	$(2.24)
Diluted	$0.55	$0.12	$2.11	$(2.24)

AVERAGE SHARES OUTSTANDING:
Basic	70.3	60.4	64.2	60.0
Diluted	75.5	70.7	73.7	60.0

CASH DIVIDENDS DECLARED PER SHARE:	$0.11	$0.10	$0.41	$0.385

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months and Twelve Months Ended December 31, 2005 and 2004
(Unaudited, in millions)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net Sales
Residential	$443.5	$332.8	$1,685.8	$1,419.8
Commercial	162.4	155.1	651.7	580.8

Heating and Cooling	605.9	487.9	2,337.5	2,000.6
Service Experts	165.9	153.9	641.4	611.7
Refrigeration	118.8	115.2	467.2	444.7
Eliminations	(20.0)	(15.6)	(79.9)	(74.3)

	$870.6	$741.4	$3,366.2	$2,982.7

Segment Profit (Loss) (A)
Residential	$48.4	$37.2	$197.5	$169.7
Commercial	8.7	13.1	53.7	51.2

Heating and Cooling	57.1	50.3	251.2	220.9
Service Experts	6.2	1.0	17.0	(2.2)
Refrigeration	11.5	11.1	40.3	42.7
Corporate and other	(32.4)	(27.3)	(103.1)	(91.5)
Eliminations	0.2	1.4	0.2	1.5

Segment Profit	42.6	36.5	205.6	171.4
Reconciliation to income (loss) from continuing operations before income taxes and cumulative effect of accounting change:
(Gains), losses and other expenses, net	(18.8)	—	(50.2)	—
Restructuring charge	—	—	2.4	—
Goodwill impairment	—	(0.3)	—	208.0
Interest expense, net	1.0	4.7	15.4	27.2
Other (income) expense	—	(0.2)	3.0	(0.8)

	$60.4	$32.3	$235.0	$(63.0)

(A)	Segment profit (loss) is based upon income (loss) from continuing operations before income taxes and cumulative effect of accounting change included in the accompanying consolidated statements of operations excluding Goodwill Impairment.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2005 and December 31, 2004
(In millions, except share and per share data)

	December 31,	December 31,
	2005	2004
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$213.5	$60.9
Accounts and notes receivable, net	508.4	472.5
Inventories	242.4	247.2
Deferred income taxes	20.3	13.1
Other assets	62.6	45.9
Assets held for sale	—	5.1

Total current assets	1,047.2	844.7
PROPERTY, PLANT AND EQUIPMENT, net	255.7	234.0
GOODWILL, net	223.9	225.4
DEFERRED INCOME TAXES	71.9	82.8
OTHER ASSETS	138.9	131.7

TOTAL ASSETS	$1,737.6	$1,518.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$1.2	$6.0
Current maturities of long-term debt	11.3	36.4
Accounts payable	296.8	237.0
Accrued expenses	321.7	286.3
Income taxes payable	24.8	14.6
Liabilities held for sale	0.7	3.7

Total current liabilities	656.5	584.0
LONG-TERM DEBT	108.0	268.1
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	15.1	14.2
PENSIONS	80.8	105.5
OTHER LIABILITIES	82.8	73.9

Total liabilities	943.2	1,045.7

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 74,671,494 shares and 66,367,987 shares issued for 2005 and 2004, respectively	0.7	0.7
Additional paid-in capital	649.3	454.1
Retained earnings	191.0	66.8
Accumulated other comprehensive income	0.4	0.7
Deferred compensation	—	(18.2)
Treasury stock, at cost, 3,635,947 shares and 3,044,286 for 2005 and 2004, respectively	(47.0)	(31.2)

Total stockholders’ equity	794.4	472.9

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,737.6	$1,518.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of net income (loss) to adjusted income from continuing operations

	For the Twelve Months Ended December 31,
	2005	EPS	2004	EPS
Net income (loss), as reported	$150.7	$2.11	$(134.4)	$(2.24)
Loss from discontinued operations	1.4	0.02	40.9	0.68

Income (loss) from continuing operations	152.1	2.13	(93.5)	(1.56)
(Gains), losses and other expenses, net of income tax[1]	(34.1)	(0.46)
Realized gains on settled futures contracts, net of income tax[1]	10.7	0.14
Restructuring charge, net of income tax	1.6	0.02
Goodwill impairment, net of income tax			184.8

Adjusted income from continuing operations	$130.3	$1.83	$91.3	$1.39

[1]	(Gains), losses and other expenses, net include the following:

	For the Twelve Months Ended
	December 31, 2005
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(16.7)	$6.0	$(10.7)
Unrealized gains on open futures contracts	(23.3)	8.4	(14.9)
Gain on sale of LII’s 45% interest in its heat transfer joint venture to Outokumpu	(9.3)	2.3	(7.0)
Estimated on-going remediation costs in conjunction with the joint remediation agreement LII entered into with Outokumpu	2.2	(0.8)	1.4
Other items, net	(3.1)	0.2	(2.9)

(Gains), losses and other expenses, net	$(50.2)	$16.1	$(34.1)

	For the Three Months Ended December 31,
	2005	EPS	2004	EPS
Net income, as reported	$41.8	$0.55	$7.0	$0.12
Loss from discontinued operations	0.1	0.01	12.8	0.18

Income from continuing operations	41.9	0.56	19.8	0.30
(Gains), losses and other expenses, net of income tax[2]	(12.6)	(0.17)
Realized gains on settled futures contracts, net of income tax[2]	5.1	0.07
Goodwill impairment, net of income tax			(0.2)

Adjusted income from continuing operations	$34.4	$0.46	$19.6	$0.30

[2]	(Gains), losses and other expenses, net include the following:

	For the Three Months Ended
	December 31, 2005
	Pre-tax	Tax	After-tax
	Gain	Provision	Gain
Realized gains on settled futures contracts	$(8.0)	$2.9	$(5.1)
Unrealized gains on open futures contracts	(9.3)	3.3	(6.0)
Other items, net	(1.5)	—	(1.5)

(Gains), losses and other expenses, net	$(18.8)	$6.2	$(12.6)

Free Cash Flow

	For the	For the
	Three Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2005	2005
Net cash provided by operating activities	$72.4	$226.9
Purchases of property, plant and equipment	(21.3)	(63.3)

Free cash flow	$51.1	$163.6

Operational Working Capital — Continuing Operations

		December 31,
		2005
	December 31,	Trailing
	2005	12 Mo. Avg.
Accounts and Notes Receivable, Net	$508.4
Allowance for Doubtful Accounts	16.7

Accounts and Notes Receivable, Gross	525.1	$526.7

Inventories	242.4
Excess of current Cost Over Last-in, First-out	55.1

Inventories as Adjusted	297.5	323.3

Accounts Payable	(296.8)	(292.9)

Operating Working Capital (a)	$525.8	$557.1

Net Sales, Trailing Twelve Months (b)	$3,366.2	$3,366.2

Operational Working Capital Ratio (a/b)	15.6%	16.5%

Note:	Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Futures Contracts Impact on Previously Reported Amounts
(Unaudited, in millions)
During the fourth quarter of 2005, the Company determined that its futures contracts for copper and aluminum did not qualify for hedge accounting. The following provides the impact on previously reported amounts within the Company’s first, second and third quarters of 2005 related to the Company’s accounting for futures contracts for copper and aluminum. Amounts are in millions and items in parenthesis represent a decrease from the amounts previously reported.

	For the Three Months Ended
	March 31,	June 30,	September 30,
	2005	2005	2005
	Increase (Decrease)
Cost of goods sold	$2.0	$2.8	$4.0

Gross profit	(2.0)	(2.8)	(4.0)

Realized gains on settled futures contracts previously included in cost of goods sold	2.0	2.8	3.9

Unrealized gains (losses) on open futures contracts previously included in accumulated other comprehensive income (loss)	9.5	(5.5)	10.1

(Gains), losses and other expenses, net	11.5	(2.7)	14.0

Operational income from continuing operations	9.5	(5.5)	10.0

Income from continuing operations before income taxes and cumulative effect of accounting change	9.5	(5.5)	10.0

Provision for income taxes previously included in accumulated other comprehensive income (loss)	3.4	(2.0)	3.7

Income from continuing operations before cumulative effect of accounting change	6.1	(3.5)	6.3

Income from continuing operations	6.1	(3.5)	6.3

Net income and retained earnings	6.1	(3.5)	6.3

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2005
(Unaudited, in millions, except per share data)

For the
Three Months Ended
March 31,
2005
Restated
NET SALES	$700.3
COST OF GOODS SOLD	480.5

Gross Profit	219.8
OPERATING EXPENSES:
Selling, general and administrative expense	204.3
(Gains), losses and other expenses, net	(11.5)

Operational income from continuing operations	27.0
INTEREST EXPENSE, net	5.5
OTHER EXPENSE	0.1

Income from continuing operations before income taxes	21.4
PROVISION FOR INCOME TAXES	7.8

Income from continuing operations	13.6

DISCONTINUED OPERATIONS:
Loss from operations of discontinued operations	1.6
Income tax benefit	(0.4)
Loss on disposal of discontinued operations	0.1
Income tax benefit	(0.2)

Loss from discontinued operations	1.1

Net income	$12.5

INCOME PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.22
Diluted	$0.21

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.02)
Diluted	$(0.02)

NET INCOME PER SHARE:
Basic	$0.20
Diluted	$0.19

AVERAGE SHARES OUTSTANDING:
Basic	61.5
Diluted	72.4

CASH DIVIDENDS DECLARED PER SHARE	$0.10

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Six Months Ended June 30, 2005
(Unaudited, in millions, except per share data)

	For the	For the
	Three Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2005	2005
	Restated	Restated
NET SALES	$867.8	$1,568.1
COST OF GOODS SOLD	576.6	1,057.1

Gross Profit	291.2	511.0
OPERATING EXPENSES:
Selling, general and administrative expense	224.9	429.2
(Gains), losses and other expenses, net	(6.0)	(17.5)
Restructuring charge	2.2	2.2

Operational income from continuing operations	70.1	97.1
INTEREST EXPENSE, net	4.6	10.1
OTHER INCOME	(0.6)	(0.5)

Income from continuing operations before income taxes	66.1	87.5
PROVISION FOR INCOME TAXES	24.6	32.4

Income from continuing operations	41.5	55.1

DISCONTINUED OPERATIONS:
Loss from operations of discontinued operations	0.2	1.8
Income tax benefit	—	(0.4)
Loss on disposal of discontinued operations	—	0.1
Income tax benefit	—	(0.2)

Loss from discontinued operations	0.2	1.3

Net income	$41.3	$53.8

INCOME PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.67	$0.89
Diluted	$0.59	$0.80

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$—	$(0.02)
Diluted	$—	$(0.02)

NET INCOME PER SHARE:
Basic	$0.67	$0.87
Diluted	$0.59	$0.78

AVERAGE SHARES OUTSTANDING:
Basic	62.0	61.7
Diluted	72.8	72.5

CASH DIVIDENDS DECLARED PER SHARE	$0.10	$0.20

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Nine Months Ended September 30, 2005
(Unaudited, in millions, except per share data)

	For the	For the
	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2005	2005
	Restated	Restated
NET SALES	$927.5	$2,495.6
COST OF GOODS SOLD	616.1	1,673.2

Gross Profit	311.4	822.4
OPERATING EXPENSES:
Selling, general and administrative expense	230.2	659.4
(Gains), losses and other expenses, net	(13.9)	(31.4)
Restructuring charge	0.2	2.4

Operational income from continuing operations	94.9	192.0
INTEREST EXPENSE, net	4.3	14.4
OTHER EXPENSE	3.5	3.0

Income from continuing operations before income taxes and cumulative effect of accounting change	87.1	174.6
PROVISION FOR INCOME TAXES	32.2	64.6

Income from continuing operations before cumulative effect of accounting change	54.9	110.0

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET	(0.2)	(0.2)

Income from continuing operations	55.1	110.2
DISCONTINUED OPERATIONS:
Loss from operations of discontinued operations	0.1	1.9
Income tax benefit	(0.1)	(0.5)
Loss on disposal of discontinued operations	—	0.1
Income tax benefit	—	(0.2)

Loss from discontinued operations	—	1.3

Net income	$55.1	$108.9

INCOME PER SHARE FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
Basic	$0.87	$1.77
Diluted	$0.76	$1.57

CUMULATIVE EFFECT OF ACCOUNTING CHANGE PER SHARE:
Basic	$0.01	$—
Diluted	$—	$—

INCOME PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.88	$1.77
Diluted	$0.76	$1.57

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$—	$(0.02)
Diluted	$—	$(0.02)

NET INCOME PER SHARE:
Basic	$0.88	$1.75
Diluted	$0.76	$1.55

AVERAGE SHARES OUTSTANDING:
Basic	62.9	62.1
Diluted	74.2	73.1

CASH DIVIDENDS DECLARED PER SHARE:	$0.10	$0.30

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months Ended March 31, 2005
(Unaudited, in millions)

For the
Three Months Ended
March 31,
2005
Restated
Net Sales
Residential	$342.7
Commercial	126.2

Heating and Cooling	468.9
Service Experts	135.9
Refrigeration	111.9
Eliminations	(16.4)

$700.3

Segment Profit (Loss) (A)
Residential	$28.4
Commercial	4.4

Heating and Cooling	32.8
Service Experts	(6.3)
Refrigeration	8.4
Corporate and other	(19.3)
Eliminations	(0.1)

Segment Profit	15.5
Reconciliation to income from continuing operations before income taxes
(Gains), losses and other expenses, net	(11.5)
Interest expense, net	5.5
Other expense	0.1

$21.4

(A)	Segment profit is based upon income (loss) from continuing operations before income taxes included in the accompanying consolidated statements of operations excluding Goodwill Impairment.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months and Six Months Ended June 30, 2005
(Unaudited, in millions)

	For the	For the
	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2005	2005
	Restated	Restated
Net Sales
Residential	$434.7	$777.4
Commercial	171.2	297.4

Heating and Cooling	605.9	1,074.8
Service Experts	167.8	303.7
Refrigeration	116.9	228.8
Eliminations	(22.8)	(39.2)

	$867.8	$1,568.1

Segment Profit (Loss) (A)
Residential	$55.7	$84.1
Commercial	14.7	19.1

Heating and Cooling	70.4	103.2
Service Experts	9.2	2.9
Refrigeration	9.5	17.9
Corporate and other	(22.9)	(42.2)
Eliminations	0.1	—

Segment Profit	66.3	81.8
Reconciliation to income from continuing operations before income taxes:
(Gains), losses and other expenses, net	(6.0)	(17.5)
Restructuring charge	2.2	2.2
Interest expense, net	4.6	10.1
Other income	(0.6)	(0.5)

	$66.1	$87.5

Segment profit (loss) is based upon income (loss) from continuing operations before income taxes included in the accompanying consolidated statements of operations excluding Goodwill Impairment.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months and Nine Months Ended September 30, 2005
(Unaudited, in millions)

	For the	For the
	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2005	2005
	Restated	Restated
Net Sales
Residential	$464.9	$1,242.3
Commercial	191.9	489.3

Heating and Cooling	656.8	1,731.6
Service Experts	171.8	475.5
Refrigeration	119.6	348.4
Eliminations	(20.7)	(59.9)

	$927.5	$2,495.6

Segment Profit (Loss) (A)
Residential	$65.0	$149.1
Commercial	25.9	45.0

Heating and Cooling	90.9	194.1
Service Experts	7.9	10.8
Refrigeration	10.9	28.8
Corporate and other	(28.5)	(70.7)
Eliminations	—	—

Segment Profit	81.2	163.0
Reconciliation to income from continuing operations before income taxes and cumulative effect of accounting change:
(Gains), losses and other expenses, net	(13.9)	(31.4)
Restructuring charge	0.2	2.4
Interest expense, net	4.3	14.4
Other expense	3.5	3.0

	$87.1	$174.6

(A)	Segment profit (loss) is based upon income (loss) from continuing operations before income taxes and cumulative effect of accounting change included in the accompanying consolidated statements of operations excluding Goodwill Impairment.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2005, June 30, 2005 and March 31, 2005
(unaudited, in millions, except share and per share data)

	September 30,	June 30,	March 31,
	2005	2005	2005
	Restated	Restated	Restated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$176.2	$93.6	$84.2
Accounts and notes receivable, net	567.4	541.6	449.8
Inventories	254.0	257.5	275.8
Deferred income taxes	19.2	17.6	16.8
Other assets	50.5	41.7	42.4
Assets held for sale	0.1	0.1	1.2

Total current assets	1,067.4	952.1	870.2
PROPERTY, PLANT AND EQUIPMENT, net	244.6	238.1	236.3
GOODWILL, net	225.6	219.1	222.5
DEFERRED INCOME TAXES	85.3	80.4	82.1
OTHER ASSETS	121.4	111.8	137.3

TOTAL ASSETS	$1,744.3	$1,601.5	$1,548.4

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$2.5	$1.0	$3.8
Current maturities of long-term debt	114.3	11.3	36.3
Accounts payable	312.9	294.7	281.6
Accrued expenses	311.6	282.7	259.9
Income taxes payable	46.4	40.4	20.1
Liabilities held for sale	1.1	0.9	2.4

Total current liabilities	788.8	631.0	604.1
LONG-TERM DEBT	119.3	263.0	269.1
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	15.5	15.1	14.7
PENSIONS	106.1	105.6	105.1
OTHER LIABILITIES	80.5	85.7	78.6

Total liabilities	1,110.2	1,100.4	1,071.6

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 68,313,156 shares, 66,948,311 shares, and 67,005,959 shares issued at September 30, 2005, June 30, 2005 and March 31, 2005, respectively	0.7	0.7	0.7
Additional paid-in capital	519.2	463.9	465.1
Retained earnings	157.0	108.1	73.1
Accumulated other comprehensive income (loss)	(8.8)	(26.2)	(13.7)
Deferred compensation	—	(13.0)	(16.0)
Treasury stock, at cost, 3,183,631 shares, 3,107,074 shares, and 3,106,822 shares at September 30, 2005, June 30, 2005 and March 31, 2005, respectively	(34.0)	(32.4)	(32.4)

Total stockholders’ equity	634.1	501.1	476.8

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,744.3	$1,601.5	$1,548.4